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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 29, 2006

                            VALENCE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                       0-20028                77-0214673
(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
        Incorporation)                                       Identification No.)


                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
          (Address of Principal Executive Offices, Including Zip Code)

                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)

________________________________________________________________________________
             (Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On March 29, 2006, Valence Technology, Inc. executed a promissory note in the amount of $1.5 million (the "Note") in favor of Berg & Berg Enterprises, LLC ("Berg & Berg"). The Note was issued in connection with a bridge loan made by Berg & Berg on March 9, 2006. This represented a funding on the $20.0 million funding commitment previously made by Berg & Berg Enterprises, LLC, an affiliate of Carl Berg, our chairman of the board and controlling stockholder of West Coast Venture Capital. Interest accrues quarterly on the Note at a compound rate of 8.0% or, if less, the maximum rate allowed by applicable law. The Note matures on June 30, 2006. During the term of the Note, Berg & Berg may convert the outstanding principal amount of the Note into shares of common stock of the Company at a conversion price equal to 85% of the average closing bid price of the Company's common stock during the last five trading days prior to the conversion date, provided that the conversion price cannot be lower than $2.21, the closing bid price of the Company's common stock on March 28, 2006. The summary of the terms of the promissory note is qualified in its entirety by the text of the promissory note, a copy of which is attached to this Form 8-K as
Exhibit 10.1.

ITEM 3.01 UNREGISTERED SALE OF EQUITY SECURITIES.

     On April 3, 2006, West Coast Venture Capital, Inc. ("West Coast Venture Capital") purchased $1.0 million of the Valence's common stock. This represented a funding on the $20.0 million funding commitment previously made by Berg & Berg Enterprises, LLC, an affiliate of Carl Berg, our chairman of the board and controlling stockholder of West Coast Venture Capital. The proceeds will be used to fund corporate operating needs and working capital. Under the terms of the purchase, Valence issued 401,606 shares of Valence's common stock in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. West Coast Venture Capital, purchased these shares at $2.49 per share. The purchase price per share equaled the closing bid price of the Company's common stock as of March 31, 2006. Under Rule 144 of the Securities Act, these shares are restricted from being traded by West Coast Venture Capital for a period of one year from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume restrictions imposed by this rule and other applicable restrictions.

     Valence previously issued convertible promissory notes in favor of Berg & Berg Enterprises, LLC ("Berg & Berg") on February 3, 2006 in the principal amounts of $1 million and $2 million, respectively and on February 15, 2006 and March 9, 2006, each in the principal amount of $1.5 million (collectively, the "Notes"). On April 3, 2006, Berg & Berg converted the entire $6 million outstanding principal amount plus approximately $73,111 in accrued interest into 2,965,870 shares of Valence's common stock, pursuant to the terms of the Notes. Berg & Berg has directed Valence to issue the shares in the name of West Coast Venture Capital. The conversion price of the Notes issued on February 3, 2006 was $1.9992 per share of common stock and the conversion price for the Notes issued on February 15, 2006 and March 9, 2006, each in the principal amount of $1.5 million, were $1.9992 and $2.21 per share, respectively. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from being traded by West Coast Venture Capital for a period of one year from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume restrictions imposed by this rule and other applicable restrictions.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.       DESCRIPTION

10.1 Promissory Note, dated March 29, 2006, executed by Valence Technology, Inc. in favor of Berg & Berg Enterprises, LLC

10.2 Letter Agreement, dated April 3, 2006, by and between Valence Technology, Inc. and West Coast Venture Capital, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           VALENCE TECHNOLOGY, INC.



Date:    April 4, 2006                     ------------------------------------
                                           Name:    James R. Akridge
                                           Title:   Chief Executive Officer